Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of September 26, 2024, by and between GCT Semiconductor Holding, Inc., a Delaware corporation (the “Company”), and the investor identified on the signature page hereto (the “Purchaser”).  The Company and the Purchaser are sometimes referred to herein as the “Parties.”
RECITALS
A.            The Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, upon the terms and conditions stated in this Agreement, securities of the Company as more fully described in this Agreement.
B.            The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
1.            Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“Accredited Investor Questionnaire” shall have the meaning assigned to such term in Section 5(b).
“Advisors” shall have the meaning assigned to such term in Section 4(a).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Discussion Time” shall have the meaning assigned to such term in Section 4(b).
“Evaluation Date” shall have the meaning ascribed to such term in Section 3(s).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” shall have the meaning ascribed to such term in Section 3(h).
“Lock-Up Period” shall have the meaning assigned to such term in Section 5(c).
“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) is materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Documents, or with respect to the Closing or would reasonably be expected to do so.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit, investigation or proceeding.
“Purchase Amount” means, as to the Purchaser, the aggregate amount to be paid for securities purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Purchase Amount,” in United States dollars and in immediately available funds.
“Registrable Securities” means all of (i) the Shares, (ii) the Warrant, (iii) the Warrant Shares, and (iv) any capital stock of the Company issued or issuable with respect to such Shares, Warrant, or Warrant Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged.
“Required Approvals” shall have the meaning ascribed to such term in Section 3(e).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).
“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).
“Transaction Documents” shall have the meaning assigned to such term under Section 4(a).
“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.
“Warrant” means the Common Stock purchase Warrant delivered to the Purchaser at the Closing in accordance with Section 2(a) hereof, which Warrant shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit A attached hereto.
“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
2.            Purchase and Sale; Closing.
(a)            The Purchaser agrees to buy, and the Company agrees to sell and issue to the Purchaser, 741,603 Shares and a warrant to purchase 148,320 Shares (the “Warrant”) for $3.02 per Share and an aggregate purchase price of $2,239,641.06 (the “Purchase Amount”).
(b)            The completion of the purchase and sale of the securities (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, located at 1400 Page Mill Road, Palo Alto, California 94304, or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree, on September 26, 2024, or such other date mutually agreed upon by the Parties. At the Closing, (i) the Purchaser shall pay the Purchase Amount by wire transfer of immediately available funds to the Company to such bank account or accounts as shall be designated by the Company and (ii) the Company shall cause the Shares and Warrant to be delivered to the Purchaser, with the delivery of the Shares to be made through book entry confirmation from the Company’s Transfer Agent.
3.            Representations and Warranties of the Company.  Except as set forth in the SEC Reports (as defined below), which shall qualify any representation or otherwise made herein, but excluding any disclosures set forth under the headings “Risk Factors,” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature, the Company hereby makes the following representations and warranties to the Purchaser:
(a)            Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(d)            No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii)

conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
(e)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 5(a) of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (ii) such filings as are required to be made under applicable state securities laws and/or the rules of the Financial Industry Regulatory Authority, Inc., and (iii) the filing of the registration statement required pursuant to Section 5(f) (collectively, the “Required Approvals”).
(f)            Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. Subject to the accuracy of the representations and warranties made by the Purchaser in Section 4 hereof, the offer and sale of the Shares to the Purchaser is and will be, in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.
(g)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(h)            Related Person Transactions. There are no business relationships or related person transactions, as defined in Item 404 of Regulation S-K under the Exchange Act, involving the Company or any Subsidiary or any other person required to be described in the SEC Reports which have not been described as required.
(i)            Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization , (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.
(j)            Certain Fees. Except for fees and commissions payable by the Company to a placement agent, if any, in connection with this transaction, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k)            Registration Rights. Except as set forth in the SEC Reports and the Transaction Documents, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.
(l)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(m)            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Transaction Documents. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood that such disclosure furnished by or on behalf of the Company to the Purchaser includes the SEC Reports). The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.
(n)            Acknowledgement Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.            Representations, Warranties and Acknowledgments of the Purchaser.

(a)            The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:  (i) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Purchaser’s governing or organizational documents; (iv) at the time the Purchaser was offered the Shares, it was, and at the date hereof it is, and on the date of the Closing it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act; (v) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vi) the Purchaser and the Purchaser’s attorneys, accountants, purchaser representatives and/or tax advisors, if any (collectively, “Advisors”), have received and carefully reviewed each of this Agreement, and the exhibits attached hereto, including the Accredited Investor Questionnaire (as defined below) and any other documents or agreements explicitly contemplated hereunder, including the documents to be executed and delivered pursuant to Section 6 hereof (collectively, the “Transaction Documents”) and all other documents requested by the Purchaser or its Advisors, if any, and understand the information contained therein, prior to the execution of this Agreement; (vii) the Purchaser and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, the Shares, the Transaction Documents and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the full satisfaction of the Purchaser and its Advisors, if any; (viii) the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby; (ix) the Purchaser is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors; (x) the Purchaser is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make an investment in the Shares; (xi) except as set forth below, the Purchaser is not a, and it has no direct or indirect affiliation or association with any, member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (xii) the purchase by the Purchaser of the Securities issuable to it at the Closing will not result in such Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together).

(b)            The Purchaser hereby also represents and warrants as of the date hereof to the Company that, other than the transactions contemplated hereunder, the Purchaser has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any transactions in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (“Short Sales”), during the period commencing from the time that the Purchaser first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”).  The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
5.            Other Agreements of the Parties.
(a)            Confidentiality.  The Purchaser hereby covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
(b)            Accredited Investor Questionnaire.  Prior to the Closing, the Purchaser shall have executed, truthfully completed and delivered to the Company an Accredited Investor Questionnaire substantially in the form of Exhibit B hereto (the “Accredited Investor Questionnaire”).
(c)            Market Stand-Off Agreement.  The Purchaser hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the Closing, and ending 180 days following such date (such period, the “Lock-Up Period”), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities (these actions, collectively, “Transfer”), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.
The restrictions set forth herein shall not apply to:

1.	any Transfers made by the Purchaser as a bona fide gift to a charity or educational institution;

2.	any Transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the Purchaser, as the case may be, if, in any such case, such transfer is not for value; and

3.	any Transfer made by the Purchaser (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Purchaser’s share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Purchaser’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another affiliated entity in connection with a corporate restructuring or reorganization transaction.

(d)            Transfer Restrictions.
(i)
Compliance with Laws. In addition to other restrictions set forth in this Section 5, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement by executing a joinder agreement to each of the same, and shall have the rights of the Purchaser under this Agreement with respect to such transferred Shares upon such execution.

(ii)
Legends. Book entry confirmations evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required, as reasonably determined by the Company:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(e)            Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in the Transaction Documents, the Company shall not effect any exercise of any Warrant, and the Purchaser shall not have the right to exercise any portion of its Warrants, to the extent that, after giving effect to such attempted exercise, the Purchaser (or any of the Purchaser’s Affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by the Purchaser for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Purchaser is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of 19.99% (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Purchaser or any of its Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Purchaser or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 5(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 5(e), in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company that is filed with the Commission, or (iii) a more recent notice by the Company or the Transfer Agent to the Purchaser setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written request of the Purchaser (which may be by e-mail), the Company shall, within two (2) Trading Days of such request, confirm in writing to the Purchaser (which may be by e-mail) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including the Warrants, by the Purchaser or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Purchaser.
(f)            Registration of Securities. The Company shall prepare and, as soon as practicable, but in no event later than thirty (30) days after the Company becomes eligible to use Form S-3, file with the Commission a registration statement on Form S-3 (or any successor form) covering the resale by the Purchaser of (i) all of the Shares and (ii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Purchaser under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Resale Registration Statement”). The Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline, if the Resale Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Resale Registration Statement will not be reviewed by the Commission, the seventh (7th) business day after the date the Company is so notified.
6.            Deliveries
(a)            On or prior to the Closing (except as indicated below), the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)	this Agreement duly executed by the Company;
(ii)	a Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 20% of Shares, with an exercise price equal to $3.02, subject to adjustment therein; and
(iii)	any related documents and such other documents as may be reasonably requested by the Purchaser.
(b)            On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)	this Agreement duly executed by the Purchaser; and
(ii)	the Purchaser’s Purchase Amount by wire transfer to the account specified in writing by the Company.
7.            Closing Conditions.
(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)            the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing shall have been performed in all material respects; and
(iii)            the delivery by the Purchaser of the items set forth in Section 6(b) of this Agreement.
(b)            The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)            the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed in all material respects;
(iii)            the delivery by the Company of the items set forth in Section 6(a) of this Agreement;
(iv)            there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(v)            from the date hereof to the Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market.
8.            Miscellaneous.
(a)            This Agreement constitutes the entire understanding and agreement among the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement.
(b)            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that the parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.
(c)            The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.
(d)            All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier or sent via facsimile or by e-mail delivery and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:
If to the Company:	GCT Semiconductor, Inc. 2290 North 1st Street, Suite 201 San Jose, CA 95131 Telephone Number: 408-434-6040 Email: jschlaefer@gctsemi.com Attention: John Schlaefer

With a copy to (which shall not constitute notice):
Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Telephone Number: 650-843-7263
Email: albert.lung@morganlewis.com
Attention: Albert Lung
If to the Purchaser:  as set forth on the Purchaser’s signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.
(e)            No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
(f)            This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.
[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
The undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date of this Securities Purchase Agreement as set forth in the Preamble below.
Name of Investor:	Anapass, Inc._____________________
Signature:	/s/ Kyeongho Lee__________
Name (print):	Kyeongho Lee____________________
Title:	President & Representative Director___

Aggregate Purchase Price (Purchase Amount):
$ 2,239,641.06________________________________
Number of Shares to be Acquired: 741,603__________

Tax ID No.:	___________________________
Address for Notice/Residency of Investor:
c/o	___________________________
Street:	___________________________
City/State/Zip:	___________________________
Attention:	___________________________
Telephone No.:	___________________________
Facsimile No.:	___________________________
E-mail Address:	___________________________

Delivery Instructions:
(if different than above)
c/o	___________________________
Street:	___________________________
City/State/Zip:	___________________________
Attention:	___________________________
Telephone No.:	___________________________

[SIGNATURE PAGES CONTINUE]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
The undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date of this Securities Purchase Agreement as set forth in the Preamble below.
GCT SEMICONDUCTOR HOLDING, INC.

By:	/s/ John Schlaefer____________________ Name: John Schlaefer Title: Chief Executive Officer